Exhibit 10.24

AMENDED AND RESTATED

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$3,750,000	Keego Harbor, Michigan
April 15, 2013

FOR VALUE RECEIVED, HEALTH ENHANCEMENT PRODUCTS, INC., a Nevada corporation (“Borrower”), whose address is  7 West Square Lake Road, Bloomfield Hills, MI 49302 , promises to pay to the order of HEP INVESTMENTS LLC, a Michigan limited liability company (“Lender”), whose address is 2804 Orchard Lake Road, Suite 205, Keego Harbor, Michigan 48320, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of up to Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00), or such lesser sum as shall have been advanced by Lender to Borrower under the loan agreement hereinafter described, together with interest as provided herein, in accordance with the terms of this Amended and Restated Senior Secured Convertible Promissory Note (this “Note”).

In accordance with the terms of that certain Loan Agreement, dated December 1, 2011, by and between Lender and Borrower (as amended, the “Loan Agreement”), Lender has loaned Borrower Two Million Dollars ($2,000,000.00) and may loan additional amounts to Borrower.  All advances made hereunder shall be charged to a loan account in Borrower's name on Lender's books, and Lender shall debit to such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower.  From time to time but not less than quarterly, Lender shall furnish Borrower a statement of Borrower's loan account, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless Lender receives a written statement of exceptions from Borrower within ten (10) days after such statement has been furnished. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

1.

Payment.  The unpaid principal balance of this Note shall bear interest computed upon the basis of a year of 360 days for the actual number of days elapsed in a month at a rate of eleven percent (11%) per annum (the “Effective Rate”). Upon the occurrence and during the continuance of an Event of Default (as defined below), the unpaid principal balance of this Note shall bear interest, computed upon the basis of a year of 360 days for the actual number of days elapsed in a month, at a rate equal to the lesser of five percent (5%) over the Effective Rate or the highest rate allowed by applicable law.  The indebtedness represented by this Note shall be paid to Lender in an installment of interest only on the first anniversary of the date of this Note, and, if not sooner converted in accordance with the terms of this Note, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be immediately due and payable in full with respect to each tranche of $250,000 (a “Tranche”) listed in Exhibit 1 within 24 months of the full funding of such Tranche(with respect to each Tranche, a  “Due Date”).

2.

Pre-payment Premium.  Borrower may prepay the principal balance of this Note, in whole or in part, plus all accrued interest then outstanding upon sixty (60) days prior written notice to Lender; provided, however, there shall be a pre-payment premium of five (5%) percent of each amount prepaid at any time during the term of this Note.

3.

Use of Proceeds.  The funds advanced pursuant to this Note shall be used by Borrower for working capital purposes in accordance with the operating budget of Borrower attached to the Loan Agreement as Exhibit B.

4.

Conversion Right and Funding Provisions.

(a)

At Lender’s option, at any time prior to the repayment in full of this Note, increments of Two Hundred Fifty Thousand Dollars ($250,000.00) of the outstanding indebtedness of this Note (including all accrued and unpaid interest) may be converted into shares of common stock of Borrower (“Shares”) at the lesser of $0.12 per share or a 25% discount to the then current ten day average trading price of Shares on the Over the Counter Securities Market (the “Conversion Price”); provided, however, that the Conversion Price and funding shall be as follows:

(i)

The remainder of the $2,000,000.00 (the original Loan amount prior to this Amended and Restated Note) must be funded within seven (7) days of the execution of this Note

(ii)

The $1,000,000.00 tranche (tranche between the first $2,000,000.00 and the $3,000,000.00), must be funded within thirty (30) days of the execution of this Note,

(iii)

The final $750,000.00 tranche (tranche between the first $3,000,000.00 and the $3,750,000.00), (plus accrued and unpaid interest) of this $3.75 million Note, must be funded within ninety (90) days of the execution of this Note at a Conversion Price of $0.22 per share.

(iv)

To the extent that the remainder of the $2,000,000.00 (the original Loan amount prior to this Amended and Restated Note) is not funded within seven (7) days of the execution of this Note is not funded (as detailed in 4.(a)(i)) then the difference in the funding amount shall be added to the amount detailed in 4.(a)(iii) at a Conversion Price of $.22 per share.

(v)

 To the extent that the $1,000,000.00 tranche (as detailed in 4.(a)(ii)) is not funded within twenty (20) days of the execution of this Note, the difference in the funding amount shall be added to the amount detailed in 4.(a)(iii) at a Conversion Price of $.22 per share

(vi)

The Conversion Price of the funding levels detailed in 4.(a)(iii), taking into consideration 4.(a)(iv) and 4.(a)(v), shall be the lesser of $0.22 per share or a 25% discount to the then-current ten day average trading price of Shares on the Over the Counter Securities Market.  No fractional Shares shall be issued upon any conversion of this Note, and if the conversion of this Note results in a fractional Share, in lieu of such fractional Share, Borrower shall pay cash equal to such fraction multiplied by the Conversion Price.

(vii)

The Conversion Price of the funding levels detailed in 4.(a)(iii), taking into consideration 4.(a)(iv) and 4.(a)(v), after the ninety (90) day period as detailed in 4.(a)(iii), shall be the 25% discount to the then current ten day average trading price of Shares on the Over the Counter Securities Market.  No fractional Shares shall be issued upon any conversion of this Note, and if the conversion of this Note results in a fractional Share, in lieu of such fractional Share, Borrower shall pay cash equal to such fraction multiplied by the Conversion Price.

(b)

Upon conversion of this Note as provided herein, (i) the portion of this Note so converted shall be deemed cancelled and shall be converted into the Shares as specified above; (ii) Lender, by acceptance of this Note, agrees to deliver the executed original of this Note to Borrower within ten (10) days of the conversion of the entire outstanding indebtedness of this Note and to execute all governing documents of Borrower and such other agreements as are necessary to document the issuance of the Shares and to comply with applicable securities laws; and (iii) as soon as practicable after Borrower’s receipt of the documents referenced above, Borrower shall issue and deliver to Lender stock certificates evidencing the Shares.

5.

Default.  Each of the following constitutes an “Event of Default” under this Note:

(a)

Borrower’s failure to pay the outstanding indebtedness of this Note within ten (10) days of the date on which such payment is due hereunder, whether at maturity or otherwise;

(b)

Borrower’s breach of or failure to perform or observe any covenant, condition or agreement contained in this Note, the Loan Agreement or the Security Agreement (defined below), which breach or failure continues unremedied for a period of thirty (30) calendar days after receipt by Borrower of written notice specifying the nature of the default. Notwithstanding the foregoing, Borrower shall not be in default under this subsection (b) with respect to any non-monetary breach that can be cured by the performance of affirmative acts if Borrower promptly commences the performance of said affirmative acts and diligently prosecutes the same to completion within a period of forty-five (45) calendar days after receipt by Borrower of written notice specifying the nature of the default;

(c)

Borrower files a voluntary petition in bankruptcy;

(d)

Borrower makes a general assignment for the benefit of its creditors or Borrower’s creditors file against Borrower any involuntary petition under any bankruptcy or insolvency law that is not dismissed within ninety (90) days after it is filed; or

(e)

Any court appoints a receiver to take possession of substantially all of Borrower’s assets and such receivership is not terminated within ninety (90) days after its appointment.

Upon the occurrence and during the continuance of an Event of Default, at the election of Lender, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be immediately due and payable in full.

6.

Security.  This Note is secured by all of the assets of Borrower pursuant to that certain Security Agreement, dated as of December 1, 2011 (the “Security Agreement”).

7.

Waivers.  Borrower and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Lender diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note.  The liability of Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party.

8.

Usury. Notwithstanding anything herein to the contrary, in no event shall Borrower be required to pay a rate of interest in excess of the Maximum Rate.  The term “Maximum Rate” shall mean the maximum non-usurious rate of interest that Lender is allowed to contract for, charge, take, reserve or receive under the applicable laws of any applicable state or of the United States of America (whichever from time to time permits the highest rate for the use, forbearance or detention of money) after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder, or under any other document or instrument executed and delivered in connection therewith and the indebtedness evidenced hereby.

In the event Lender ever receives, as interest, any amount in excess of the Maximum Rate, such amount as would be excessive interest shall be deemed a partial prepayment of principal, and, if the principal hereof is paid in full, any remaining excess shall be returned to Borrower.  In determining whether or not the interest paid or payable, under any specified contingency, exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted by law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread the total amount of interest through the entire contemplated term of such indebtedness until payment in full of the principal (including the period of any extension or renewal thereof) so that the interest on account of such indebtedness shall not exceed the Maximum Rate.

9.

Miscellaneous.

(a)

All modifications, consents, amendments or waivers of any provision of any this Note shall be effective only if in writing and signed by Lender and then shall be effective only in the specific instance and for the limited purpose for which given.

(b)

All communications provided in this Note shall be personally delivered or mailed, postage prepaid, by registered or certified mail, return receipt requested, to the addresses set forth at the beginning of this Note or such other addresses as Borrower or Lender may indicate by written notice.

(c)

The headings used in this Note are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Note.

(d)

This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that neither party may, without the prior written consent of the other party, assign any rights, powers, duties or obligations under this Note.

(e)

This Note shall be construed and enforced in accordance with the laws of the State of Michigan. All actions arising out of or relating to this Note shall be heard and determined exclusively by any state or federal court with jurisdiction in the Eastern District of the State of Michigan. Consistent with the preceding sentence, the parties hereto hereby irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Note or the transactions contemplated by this Note may not be enforced in or by any of the above-named courts.

(f)

This Note is intended to amend and restate, and is not intended to be in substitution for or a novation of, that certain Senior Secured Convertible Promissory Note, dated December 1, 2011, executed and delivered by Borrower in favor of Lender in the original principal amount of $2,000,000.00 (the “Original Note”).  This Note shall continue to be secured by the security instruments and UCC statements executed and filed with the Original Note, and otherwise as set forth in the loan documentation executed in connection with the Original Note.

[Signature on the following page]

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Senior Secured Convertible Promissory Note as of the day and year first written above.

BORROWER:

HEALTH ENHANCEMENT PRODUCTS, INC.

By: /s/ Andrew Dahl

Print Name: Andrew Dahl

Its: President

EXHIBIT 1

Date Invested	Tranche #	Amount	24 Month Due Date
December 2, 2011	1	$ 250,000.00	December 2, 2013

December 2, 2011	2	250,000.00	December 2, 2013

December 2, 2011		100,000.00
March 12, 2012		100,000.00
April 4, 2012		50,000.00
	3	250,000.00	April 4, 2014

April 4, 2012		25,000.00
May 3, 2012		70,000.00
May 8, 2012		155,000.00
	4	250,000.00	May 8, 2014

May 8, 2012		25,000.00
August 13, 2012		25,000.00
August 20, 2012		7,000.00
August 29, 2012		9,000.00
October 15, 2012		20,592.00
October 30, 2012		100,000.00
March 18, 2013		63,408.00
	5	250,000.00	March 18, 2015

March 18, 2013	6	250,000.00	March 18, 2015

March 18, 2013		146,592.00
March 25, 2013		88,000.00
April 5, 2013		6,187.50
April 10, 2013		9,220.50
	7	250,000.00	April 10, 2015

April 10, 2013		42,779.50

Total Invested as of April 12, 2013:		$1,792,779.50

FIRST AMENDMENT TO LOAN AGREEMENT

This First Amendment to Loan Agreement (“Amendment”) is made and entered into as of April 15, 2013 by and between HEP INVESTMENTS LLC, a Michigan limited liability company (“Lender”), and HEALTH ENHANCEMENT PRODUCTS, INC., a Nevada corporation (“Borrower”).

R E C I T A L S

A.

Borrower and Lender entered into a Loan Agreement, dated as of December 1, 2011 (as the same may be amended, modified or restated from time to time, the “Loan Agreement”) whereby Lender made a loan to Borrower evidenced by a Senior Secured Convertible Promissory Note, dated as of December 1, 2011, made by Borrower in favor of Lender (the “Note”).

B.

Borrower and Lender desire to make certain changes to the Loan Agreement upon the terms and conditions hereinafter set forth, including the consent of the Guarantors to such amendment endorsed hereon.

NOW THEREFORE, in consideration of the covenants and agreements of the parties, Borrower and Lender, with the consent and agreement of the Guarantors, agree as follows:

1.

Capitalized Terms.  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Loan Agreement.

2.

Continued Effect.  Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Loan Agreement, the Note and all other Loan Documents (as defined in the Loan Agreement) shall continue in full force and effect.  By execution of this Amendment, Borrower and each undersigned Guarantor (collectively, the “Guarantors”) hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement, the Note and the other Loan Documents.  The execution, delivery and performance by Borrower and each Guarantor of this Amendment are within such party’s powers and have been duly authorized by all necessary corporate action.

3.

Amendments. Sections 1 and 2 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

“1.

Loan.  Lender agrees to make a loan to Borrower in the amount of up to $3,750,000 (the “Loan”) in accordance with the terms of that certain Amended and Restated Senior Secured Convertible Promissory Note attached hereto as Exhibit A (the “Note”).

2.

Funding Timing.  Lender hereby agrees to fund the proceeds of the Note as follows:

(a)

Lender will fund the remainder of the $2,000,000.00 (the original Loan amount prior to this Amendment) of the Loan within seven (7) days of the execution and delivery of this Amendment and the Note.  After giving effect to such additional advance, Lender will have funded $2 million under the Loan.

(b)

In the event that Borrower requires additional financing, Borrower shall so notify Lender and advise Lender of the intended use of proceeds of such financing.  Lender shall have the right, but not the obligation, to advance such amount under the Loan (but in no event more than an additional $1.75 million in the aggregate) within twenty (20) days after request therefor.  If Lender refuses to fund such amount or fails to do so within such 20-day period, Borrower shall have the right to seek such financing from a third-party on terms and conditions no more favorable to the lender than those set forth in the Loan and Lender will be deemed to have waived the covenants set forth in Section 9(c) and (d) of the Loan Agreement with respect to such financing.”

4.

Confirmation of Warrant.  Borrower acknowledges and agrees that: (a) after giving effect to the transactions contemplated by this Amendment, Lender will have advanced $2 million under the Note; (b) that certain Warrant to Purchase Common Shares, dated December 1, 2011, made by Borrower in favor of Lender (the “Warrant”) required that Lender advance $2 million under the Note in order for the Warrant to be exercisable; and (c) the Warrant is immediately exercisable by Lender and shall remain exercisable until the Expiration Date (as defined in the Warrant).

5.

Guarantors Consent.  The Guarantors hereby consent to this Amendment and acknowledge and agree that their Guaranties remain in full force and effect in accordance with their respective terms and that the Guarantors have no defenses, setoff of counterclaims with respect thereto.

6.

Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.  Copies (whether photostatic, facsimile or otherwise) of this Amendment may be made and relied upon to the same extent as an original.

[Signatures on next page]

IN WITNESS WHEREOF, Lender, Borrower and Guarantors have executed this First Amendment to Loan Agreement as of the date first written above.

BORROWER:

HEALTH ENHANCEMENT PRODUCTS, INC., a Nevada corporation

By: /s/ Andrew Dahl

Name: Andrew Dahl

Title: President

LENDER:

HEP INVESTMENTS LLC, a Michigan limited liability company

By: /s/ Laith Yaldoo

Laith Yaldoo, Manager

ACKNOWLEDGED AND AGREED BY THE UNDERSIGNED GUARANTORS:

HEALTH ENHANCEMENT CORPORATION, a Nevada corporation

By: /s/ Philip M. Rice II

Name: Philip M. Rice II

Title: Chief Financial Officer

HEPI PHARMACEUTICALS, INC., a Delaware corporation

By: /s/ Andrew Dahl

Name: Andrew Dahl

Title: President